Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. 333-168040) on Form N-1A of EntrepreneurShares Global Fund, Entrepreneur U.S. Small Cap Fund, Entrepreneur U.S. Large Cap Fund, and ERShares Entrepreneur 30 ETF, each a separate series of EntrepreneurShares Series Trust, of our reports dated August 29, 2018, relating to our audits of the financial statements and financial highlights, which appear in the June 30, 2018 Annual Report to Shareholders and incorporated by reference in the Registration Statement.

We also consent to the reference to our firm under the headings “Financial Highlights EntrepreneurShares Global Fund”, “Financial Highlights Entrepreneur U.S Small Cap Fund”, “Financial Highlights Entrepreneur U.S Large Cap Fund”, “Financial Highlights ERShares Entrepreneur 30 ETF”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ RSM US LLP

Richmond, Virginia
October 29, 2018